UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2008

PROMOTIONS ON WHEELS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140378	20-5150818
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Hampshire Court

Newport Beach, CA 92660

(Address of principal executive office)

(949) 642-7816

(Registrant's telephone number, including area code)

2240 Timber Rose Drive, Las Vegas, Nevada 89134

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

Effective February 25, 2008, the board of directors appointed Rowland W. Day II to fill a vacancy on the board of directors.

In addition, Barry Van Wie, the Company’s Chief Executive Officer, Chief Financial Officer, corporate Secretary and director resigned from the board of directors and resigned as the Company’s Chief Executive Officer, Chief Financial Officer and corporate Secretary.  Rowland W. Day II was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary.  Mr. Van Wie’s resignation as both an officer and director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Rowland W. Day II, 52 years of age, Chief Executive Officer, Chief Financial Officer, Secretary and Director.

Mr. Day is a business corporate lawyer.  He has practiced law since 1983 and is currently self-employed.  Mr. Day is the chairman of the Board of Clearant, Inc. (OTCBB-CLRA) and is a director of RE3W WorldWide and Restaurants on the Run.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Day is a party in connection with this appointment as a director and an officer of this Company.

No transactions occurred in the last two years to which the Company was a party in which Mr. Day had or is to have a direct or indirect material interest.

Item 8.01  Other Events

Effective March 24, 2008, the business is now located at 1 Hampshire Court, Newport Beach, California 92660.  The telephone number is 949-642-7816 and the fax number is 949-642-1274.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMOTIONS ON WHEELS HOLDINGS, INC.

Date:  March 25, 2008

By:  / s/ Rowland W. Day II

Rowland W. Day II,

Chief Executive Officer

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